Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 6, 2025, with respect to the consolidated financial statements of Molecular Partners AG, incorporated herein by reference.

/s/ KPMG AG
Zurich, Switzerland
June 25, 2025